Exhibit 10.47.A
EXECUTION COPY
AMENDMENT TO SWAP DOCUMENTS
(MLCS/TEI)
     THIS AMENDMENT TO SWAP DOCUMENTS (this “Amendment”), dated March 6, 2008, is entered into by and among MERRILL LYNCH CAPITAL SERVICES, INC. (“MLCS”) and MUNIMAE TEI HOLDINGS, LLC (“MuniMae Swap Counterparty”).
     WHEREAS, MLCS and MuniMae Swap Counterparty entered into that certain ISDA Master Agreement, dated as of December 5, 2003 (as amended, restated and/or supplemented from time to time, the “Master Agreement”), together with the (a) Multicurrency-Cross Border Schedule to the Master Agreement, dated as of December 5, 2003 (as amended, restated and/or supplemented from time to time, the “Cross Border Schedule”), (b) Credit Support Annex to the Schedule to the Master Agreement, dated as of December 5, 2003 (as amended, restated and/or supplemented from time to time, the “Support Annex”), and (c) various Confirmations to the Master Agreement (all collectively, as amended, supplemented and/or restated from time to time, including as supplemented by the execution and delivery of additional Confirmations, the “Swap Agreement”); and
     WHEREAS, the parties hereto desire to amend the Swap Agreement as herein provided.
     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants herein set forth, the parties hereto hereby agree as follows:
     Section 1. Amendments to Swap Agreement. The Swap Agreement is hereby amended as follows:
     (a) The definition of “Other Eligible Support” is hereby amended to expressly include the Pledge Agreement between the MuniMae Swap Counterparty and MLCS dated as of the date hereof relating to the Swap Agreement (as amended, restated and/or supplemented from time to time, the “Pledge Agreement”).
     (b) As used herein, the terms “Related Pledge Agreements” and “Related Swap Agreements” have the meaning assigned to such terms in the Pledge Agreement.
     (c) The Value of the Pledge Agreement for purposes of the Support Annex shall be an amount equal to 50% of the market value of the Pledged Equity (as defined in the Pledge Agreement) determined by MLCS from time to time at its own election and which amount shall equal the market value of the bonds owned by MuniMae TE Bond Subsidiary, LLC (“TE Bond Sub”) as determined by MLCS in its sole discretion exercised in good faith (and consistent with MLCS’s valuation of other multifamily housing bonds of similar credit and quality) together with any cash held by TE Bond Sub not required to pay dividends or any accrued interest less the cost of paying off any senior obligations of TE Bond Sub and extinguishing any preferred shares of TE Bond Sub with such costs determined by MLCS in its sole discretion exercised in good faith; provided (i) the Value of Pledged Equity shall never exceed an amount equal to $100,000,000 multiplied by a percentage equal to the number of shares of MuniMae TE Bond Subsidiary, LLC (“TE Bond Sub”) pledged to MLCS pursuant to the Pledge Agreement divided by the total number of shares of TE Bond Sub outstanding. Notwithstanding the foregoing, the Value of the Pledge Agreement shall be deemed zero if less than 100% of the equity interests in TE Bond Sub outstanding are pledged to MLCS in the aggregate pursuant to the Pledge Agreement and the Related Pledge Agreements, and (ii) if the market value of the Pledged Equity under the Pledge Agreement and under each of the Related Pledge Agreements in the aggregate, as determined by MLCS in accordance with subsection (c), is less than $50,000,000, the Value of the MuniMae TEI Guaranty shall be deemed zero.
     (d) The definition of “Credit Support Document” is hereby expressly amended to include the Pledge Agreement.
     (e) No Return Amount shall be due to the MuniMae Swap Counterparty, and any collateral existing on the date hereof that expires prior to termination of the Swap Agreement shall be required to be replaced with substitute collateral with a Value equal to the collateral expiring (e.g., if a $1,000,000 letter of credit valued at $1,000,000 is expiring it shall be replaced with $1,000,000 in cash or other collateral with a Value of $1,000,000) unless the MuniMae Swap Counterparty and/or its affiliates post sufficient collateral with MLCS to satisfy their collateral posting obligations under the Swap Agreement and each of the Related Swap Agreements without consideration of any pledge of MuniMae TEI’s interest in TE Bond Sub and MLCS is required to release its security interest in the Pledged Equity pursuant to subsection (f) below; provided, however, without limitation, Collateral under the Swap Agreement may be applied to make any required payment upon a termination of any Confirmation under the Swap Agreement and to the extent that any Independent Amount is reduced under the terms of the Swap Agreement as a result of such termination, the MuniMae Swap Counterparty shall be entitled to a Return Amount in the form of returned collateral with a Value equal to such Independent Amount reduction but only to the extent that such collateral is in excess of what is required to be posted under the Swap Agreement.
     (f) MLCS shall release its security interest in all Collateral (as defined in the Pledge Agreement), including without limitation, the Pledged Equity, and agrees to terminate the Pledge Agreement, the Related Pledge Agreements and any guarantees of MuniMae TEI secured solely thereby, at any time MuniMae Swap Counterparty and/or its affiliates post sufficient collateral with MLCS to satisfy their obligations under the Swap Agreement and the Related Swap Agreements without consideration of any pledge of MuniMae TEI’s interest in TE Bond Sub (with the understanding that once terminated MLCS shall not be required to accept a similar pledge of the interests of TE Bond Sub in the future).
     (g) MLCS shall release its security interest in all Collateral (as defined in the Pledge Agreement), including without limitation, the Pledged Equity at any time in order to allow such Pledged Equity to be pledged to MLCS pursuant to one or more Related

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Pledge Agreements simultaneously with such release, and agrees to cooperate with the MuniMae Swap Counterparty to effectuate such transfer of Pledged Equity, but in each case only to the extent that the Swap Agreement is over collateralized.
     (h) While the Pledge Agreement is outstanding, an Event of Default under any Related Swap Agreement (other than Event of Default caused by MLCS or one of its affiliates) shall be an Event of Default under the Swap Agreement with respect to the MuniMae Swap Counterparty.
     Section 2. Ratification. As expressly amended hereby, the Swap Agreement and all documents relating to and securing the same shall continue in full force and effect.
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[Signature page to Amendment to Swap Documents]

MERRILL LYNCH CAPITAL SERVICES, INC.

By
Name
Title

[Signatures continued on following page]

[Signature page to Amendment to Swap Documents]

MUNIMAE TEI HOLDINGS, LLC

By
Name
Title

[Signature page to Amendment to Swap Documents]
Acknowledged and consented to by:

MUNICIPAL MORTGAGE & EQUITY, LLC

By
Name
Title